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                                  EXHIBIT 5(a)

                     [LETTERHEAD OF EDWARDS & ANGELL, LLP]

                                                November 21, 2001




FleetBoston Financial Corporation
100 Federal Street
Boston, Massachusetts 02110

Fleet Capital Trust VIII,
Fleet Capital Trust IX,
Fleet Capital Trust X,
Fleet Capital Trust XI and
Fleet Capital Trust XII
c/o FleetBoston Financial Corporation
100 Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 be filed by FleetBoston Financial Corporation (the "Company"), Fleet Capital Trust VIII, Fleet Capital Trust IX, Fleet Capital Trust X, Fleet Capital Trust XI and Fleet Capital Trust XII, Delaware business trusts (the "Trusts") with the Securities and Exchange Commission on November 7, 2001, as amended by Amendment No. 1 thereto to be filed on the date hereof (as so amended, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) shares of common stock, $0.01 par value, including the associated preferred share purchase rights (the "Common Stock"); (ii) shares of preferred stock, $1.00 par value (the "Preferred Stock"), including, at the Company's option, depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts") each representing a fractional interest in such Preferred Stock; (iii) warrants to purchase Common Stock (the "Common Stock Warrants") or Preferred Stock (the "Preferred Stock Warrants");
(iv) warrants to purchase or sell securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities, currencies or commodities (the "Universal Warrants"); (v) debt securities (the "Debt Securities"), which may be either senior (the "Senior Debt Securities"), or subordinated (the "Subordinated Debt Securities") in priority of payment;
(vi) warrants to purchase Debt Securities (the "Debt Warrants", together with the Common Stock Warrants, Preferred Stock Warrants and the Universal Warrants, the "Warrants"), (vii) preferred securities of the Trusts (the "Preferred Securities") and (viii) junior subordinated debentures of the Company (the "Junior Subordinated Debentures", and together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants, collectively, the "Securities") having a public offering price of up to an aggregate of $4,131,868,750 (or the equivalent thereof if any of the securities are denominated in a foreign currency or a foreign currency unit) pursuant to an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415. The Securities may be offered separately or as units with other Securities, in separate series, in amounts and at prices and terms to be set forth in an accompanying prospectus supplement. The Preferred Securities will be guaranteed by the Company in the manner and to the extent set forth in a Guarantee Agreement (the "Preferred Securities Guarantee"), the form of which is incorporated by reference into the Registration Statement.
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      We have served as counsel for the Company and, as such, assisted in the organization thereof under the laws of the State of Rhode Island and are familiar with all corporate proceedings since its organization. We have examined the following documents and records:

        (1) The Restated Articles of Incorporation of the Company, as amended to date;

        (2) The By-Laws of the Company, as amended to date;

        (3) The Senior Indenture dated as of December 6, 1999 between the Company and The Bank of New York, as Senior Trustee, under which Senior Debt Securities will be issued;

        (4) The Subordinated Indenture dated as of December 6, 1999 between the Company and The Bank of New York, as Subordinated Trustee, under which Subordinated Debt Securities will be issued;

        (5) Specimen certificate of the Common Stock and proposed forms of the Preferred Stock certificates, the Depositary Receipts and the notes to be issued evidencing the Debt Securities;

        (6) The proposed forms of the Warrant Agreements to be entered into by the Company, pursuant to which the Warrants will be issued;

        (7) The proposed forms of the Warrants to be issued by the Company;

        (8) The proposed form of the Deposit Agreement to be entered into by the Company, pursuant to which the Depositary Shares will be issued;

        (9) The Indenture dated June 30, 2000 between the Company and The Bank of New York, as trustee, under which the Junior Subordinated Debentures will be issued;

        (10) The form of Amended and Restated Declaration of Trusts to be used in connection with the issuance of the Preferred Securities;

        (11) The form of Junior Subordinated Debenture;

        (12) The form of Preferred Securities Guarantee; and

        (13) All corporate minutes and proceedings of the Company relating to the issuance of the Securities being registered under the Registration Statement.

      We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Securities. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations. We also are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities, and have assumed that the Warrant Agreements, the Warrants, the Preferred Stock Certificates, the Deposit Agreement, the Depositary Receipts, and the Notes are duly executed and delivered in substantially the forms reviewed by us.

      We are qualified to practice law in the States of Rhode Island and New York and do not purport to express any opinion herein concerning any law other than the laws of the States of Rhode Island and New York and the federal law of the United States. Insofar as our opinion pertains to matters of the laws of any jurisdiction other than the laws of the States of Rhode Island and New York or the federal law of the United
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States, we have assumed, with your permission, that the laws of such other states are identical in all material respects to the laws of the States of Rhode Island or New York, and have made no independent examination of such laws.

      Based upon such examination, subject to the proposed additional proceedings being duly taken and completed as now contemplated by the Company prior to the issuance of the Securities, it is our opinion that:

      1. The Common Stock, Preferred Stock and Depositary Shares being registered by the Registration Statement, when issued and paid for, will be legally issued, fully paid and non-assessable.

      2. The Warrants, when issued and paid for, will be legally issued and binding obligations of the Company except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or equitable principles relating to or limiting creditors' rights generally. We express no opinion as to the availability of equitable remedies.

      3. The Debt Securities and the Junior Subordinated Debentures, when issued and paid for, will be legally issued and binding obligations of the Company except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or equitable principles relating to or limiting creditors' rights generally. We express no opinion as to the availability of equitable remedies.

      4. The Preferred Securities Guarantees, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally. We express no opinion as to the availability of equitable remedies.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Edwards & Angell, LLP
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                                        Edwards & Angell, LLP

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